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                                                                    EXHIBIT 23.4



                     CONSENT OF DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                                                                December 8, 1998


The Board of Directors
Centennial Cellular Corp.
50 Locust Avenue
New Canaan, CT  06840

Dear Members of the Board:

                  We hereby consent to the use of our opinion letter, dated November 29, 1998, to the Board of Directors of Centennial Cellular Corp. ("Centennial"), included as Appendix C to the Information Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Centennial and CCW Acquisition Corp., and to the references therein to such opinion under the captions "SUMMARY--Approval of the Merger," "APPROVAL OF THE MERGER--Opinion of Donaldson, Lufkin & Jenrette," "THE MERGER--Background of the Merger," "THE MERGER--Background of the Amendment to the Merger Agreement," "THE MERGER-- Recommendation of the Board of Directors; Reasons for the Merger" and "THE MERGER--Opinion of Donaldson, Lufkin & Jenrette" [Additional Sections].

                  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,


                                                   DONALDSON, LUFKIN & JENRETTE
                                                        SECURITIES CORPORATION

                                                   By: /s/ Louis P. Friedman
                                                      -------------------------
                                                      Name:  Louis P. Friedman
                                                      Title: Managing Director

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